    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1999
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                                   ESOFT, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                  7372                               84-0938960
(State or other jurisdiction of           (Primary Standard Industrial               (I.R.S. Employer
 incorporation or organization)            Classification Code Number)            Identification Number)

                      295 INTERLOCKEN BOULEVARD, SUITE 500
                           BROOMFIELD, COLORADO 80021
                                 (303) 444-1600
    (Address and Telephone Number of Registrant's Principal Executive Office)

                        ---------------------------------


                                  JEFFREY FINN
                      295 INTERLOCKEN BOULEVARD, SUITE 500
                              BROOMFIELD, COLORADO
                                 (303) 444-1600
            (Name, Address and Telephone Number of Agent for Service)

                                 With Copies To:

                            LESTER R. WOODWARD, ESQ.
                           DAVIS, GRAHAM & STUBBS LLP
                       370 SEVENTEENTH STREET, SUITE 4700
                             DENVER, COLORADO 80202
                                 (303) 892-9400

                           ---------------------------


          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-82619

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

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
======================================================================================================================
                                                                 Proposed          Proposed
                                                  Shares          maximum           maximum
       Title of each class of                      to be      offering price       aggregate           Amount of
     securities to be registered               registered(1)   per share(2)    offering price(2)   registration fee(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                      87,500           $4.03           $352,730                 $99
======================================================================================================================

(1) Pursuant to Rule 416, this registration statement also covers such indeterminate number of shares of eSoft, Inc. common stock as may be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this registration statement.

(2) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices of the common stock as reported on the Nasdaq SmallCap Market on September 7, 1999.

                           ---------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

         This registration statement is being filed being filed pursuant to Rule 462(b) under the Securities Act of 1933 ("Rule 462(b)") and includes the registration statement facing page, this page, the signature pages, an exhibit index, an accountants' consent and an opinion of counsel. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-82619) of the registrant, including the exhibits thereto (the "Initial Registration Statement"), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional sale by the registrant of an aggregate of $352,730 gross proceeds of common stock for sale by certain stockholders of the registrant in the offering referred to in the Initial Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, Colorado on the 8th day of September, 1999.

                                        eSOFT, INC.

                                        By: /s/ Jeffrey Finn
                                            ------------------------------------
                                            Name: Jeffrey Finn
                                            Title: President and Chief Executive
                                                   Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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
Signatures                                                    Title                                           Date
 /s/ Philip Becker                       Chairman of the Board, Chief Technical Officer                September 8, 1999
-----------------------------------
Philip Becker

 /s/ Jeffrey Finn                        Director, President and Chief Executive Officer               September 8, 1999
-----------------------------------      (Principal Executive Officer)
Jeffrey Finn

/s/ Amy Beth Hansman                     Principal Accounting Officer                                  September 8, 1999
-----------------------------------
Amy Beth Hansman

                                         Director
-----------------------------------
Richard Eyestone

                                         Director

-----------------------------------
Tom Loutzenheiser

/s/ Richard Rice                         Director                                                      September 8, 1999
-----------------------------------
Richard Rice

                                  EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS
 5.1*      Opinion of Davis, Graham & Stubbs LLP (including consent)
23.1*      Consent of BDO Seidman, LLP
23.2*      Consent of Balukoff, Lindstrom & Co., P.A.

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*    Filed herewith